[Translation]

July 13, 2016
To whom it may concern

Company Name:	Acucela Inc.
Title and Name of Representative:	Ryo Kubota, Chairman,
President and Chief Executive Officer
(TSE Mothers: Code 4589)
Contact:	Tomomi Sukagawa,
Director, Japan Office, Acucela Inc.
(TEL: 03-5789-5872 (main))
Address and Name of Agent:	Hajime Tanahashi,
Mori Hamada & Matsumoto
(TEL: 03-5223-7733)

Announcement on Record Date and Annual Shareholder Meeting

Notice is hereby given that Acucela Inc. (the "Company"), pursuant to resolutions passed by its Board of Directors (the “Board”) at a meeting held on July 12, 2016 (Pacific Daylight Time), established the record date and meeting date for its 2016 annual meeting of shareholders as set forth below.

As previously disclosed in a press release titled “Announcement on Proposed Conversion of Japanese Subsidiary into the Holding Company of Acucela Inc. Through Triangular Merger, Application for Listing of Shares as a Domestic Company, and Partial Amendment to the Bylaws of Acucela Inc.” issued on March 29, 2016 (Japan Standard Time), the Company’s Board amended the Company’s Bylaws on March 28, 2016 (Pacific Daylight Time) by deleting the provision requiring that the annual meeting of the shareholders be held on a date not more than 180 days after the end of the Company’s fiscal year.

At the annual meeting, the Company’s Board will ask the Company’s shareholders to vote on the adoption of the merger agreement, pursuant to which the merger of the Company into Acucela North America Inc. (“US Merger Co), a Washington corporation and a wholly-owned subsidiary of Acucela Japan KK, a wholly-owned subsidiary of the Company, will be effected, with US Merger Co surviving as a wholly-owned subsidiary of Acucela Japan KK and whereby each issued and outstanding share of the Company’s common stock will be cancelled and converted into the right to receive one share of Acucela Japan KK common stock. This transaction will result in Acucela Japan KK serving as the publicly-traded corporate parent, and thereby effectively change the place of incorporation of the publicly-traded parent company from Washington to Japan.

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1: Record Date: August 10, 2016 (Pacific Daylight Time and Japan Time)

2: Annual Shareholder Meeting: October 18, 2016 (Pacific Daylight Time)

Shareholders of the Company as of the close of business on the Record Date stated above will be entitled to vote on matters that come before the annual shareholder meeting.

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About Acucela Inc.
Acucela Inc. (http://www.acucela.com/ or http://www.acucela.jp) is a clinical-stage ophthalmology company that specializes in identifying and developing novel therapeutics to treat and slow the progression of sight-threatening ophthalmic diseases affecting millions of people worldwide. The Company’s pipeline includes drug candidates and therapeutics for the treatment of retinitis pigmentosa, proliferative diabetic retinopathy, Stargardt disease and cataracts.
Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including with respect to the ability of the Company to consummate the redomicile transaction and the anticipated date for the Company’s annual shareholder meeting. Such forward-looking statements typically can be identified by the use of words such as “expect,” “estimate,” “anticipate,” “forecast,” “intend,” “project,” “target,” “plan,” “believe” and similar terms and expressions. Forward-looking statements are based on current expectations and assumptions. Although the Company believes that its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct, and actual results may vary materially. For example, (1) the Company may have to postpone the annual shareholder meeting, (2) the Company may be unable to obtain the shareholder approval required for the redomicile transaction; (3) the Company may abandon the redomicile transaction; (4) conditions to the closing of the redomicile transaction may not be satisfied; (5) problems may arise in connection with the relocation of the Company’s headquarters to Japan, which may result in less effective or efficient operations; (6) the redomicile transaction may involve unexpected costs, unexpected liabilities or unexpected delays; (7) the Company’s business may suffer as a result of uncertainty surrounding the redomicile transaction; (8) the Company may not realize the anticipated benefits of the redomicile transaction; (9) the redomicile transaction may negatively impact the Company’s relationships, including with employees, suppliers, collaborators, competitors and investors; (10) the redomicile transaction may result in negative publicity affecting the Company’s business and the price of the Company’s common stock; (11) the redomicile transaction may have negative tax consequences to the Company and holders of the Company’s common stock and (12) the Company may be adversely affected by other economic, business, and/or competitive factors, as well as the other risks identified in the Company’s filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the business of the Company described in the “Risk Factors” section of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by the Company from time to time with the SEC, as well as the risks and uncertainties described in the “Risk Factors” section of the Registration Statement on Form S-4 (File No. 333-210469) (the “Form S-4”) filed by Acucela Japan KK with the SEC on March 30, 2016 in connection with the redomicile transaction. The Form S-4 has not yet become effective. All forward-looking statements included in this document are based upon information available to the Company on the date hereof, and the Company does not assume any obligation to update or revise any such forward-looking statements.
Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance or events and circumstances reflected in those statements will be achieved or will occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. You should read the documents we have filed with the SEC for more complete information about the Company. These documents are available on both the EDGAR section of the SEC’s website at www.sec.gov and the Investor Relations section of the Company’s website at ir.acucela.com.
Additional Information and Where to Find it
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The redomicile transaction will be submitted to the shareholders of the Company for their consideration. Acucela Japan KK filed the Form S-4 with the SEC on March 30, 2016 that includes a preliminary prospectus of Acucela Japan KK and a preliminary proxy statement of the Company, and each of Acucela Japan KK and the Company also plans to file other relevant documents with the SEC regarding the redomicile transaction. A definitive proxy statement/prospectus will be mailed to the shareholders of the Company once the Form S-4 has been declared effective by the SEC. INVESTORS AND SECURITY HOLDERS OF ACUCELA INC. ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) CAREFULLY AS WELL AS ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ACUCELA JAPAN KK, ACUCELA INC. AND THE REDOMICILE TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when available) filed and to be filed with the SEC from the SEC’s web site at www.sec.gov or at the Company’s web site at ir.acucela.com. Investors and security holders may also read and copy any reports, statements and other information filed by Acucela Inc. or Acucela Japan KK, with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. Investors and security holders may also obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents (when available) by directing a request by mail or telephone to Investor Relations, Acucela Inc., 1301 Second Avenue, Suite 4200, Seattle, WA 98101, telephone (206) 805-8300.
Participants in the Merger Solicitation
Acucela Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed redomicile transaction. Information about these persons is set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC on March 11, 2016, and is included in the Form S-4 and in any documents subsequently filed by its directors and officers under the Securities Exchange Act of 1934, as amended. These documents can be obtained free of charge from the sources indicated above. Investors and security holders may obtain additional information regarding the interests of such persons, which may be different from those of the Company’s shareholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed inversion to be filed with the SEC when they become available.

“Acucela” and the Acucela logo are registered trademarks or trademarks of Acucela Inc. in various jurisdictions.

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